UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 2)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 2, 2007

INPHONIC, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51023	52-2199384
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1010 Wisconsin Avenue, Suite 600, Washington, DC	20007
(Address of principal executive offices)	(ZIP Code)

Registrant’s telephone number, including area code: (202) 333-0001

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Paragraph

The following amends the Company’s Form 8-K filed April 2, 2007 as amended on Form 8-K/A filed May 4, 2007. The purpose of this amendment is to clarify information reported in the aforementioned documents. Readers should also reference the Company’s Forms 10-Q, as amended, for its quarterly periods of 2006 and the Company’s Form 10-K for the year ended December 31, 2006, as amended, which were filed following the events referenced herein.

This amendment on Form 8-K/A only amends the following item: Item 4.02 – Non-Reliance on Previously Issued Financial Statements Or A Related Audit Report Or Completed Interim Review.

Item 4.02.	Non-Reliance On Previously Issued Financial Statements Or A Related Audit Report Or Completed Interim Review.

The following includes an update to clarify or provide additional details of information first disclosed in the Company’s Form 8-K dated April 2, 2007 as amended by Form 8-K/A filed on May 4, 2007.

As reported on April 2, 2007, the Company’s Audit Committee had conducted additional review using the services of independent counsel and other experts with respect to the matters identified below. The Audit Committee concluded that these matters resulted from misapplication of GAAP; improperly recognized revenue and improperly deferred expenses; inadequate controls; and insufficient processes, procedures and expertise. In response, the Company is currently developing and implementing a remediation plan which will include a reorganization of the finance and accounting functions within the Company.

Fiscal Year 2006

On April 2, 2007, the Company’s management and Audit Committee concluded that the Company’s unaudited financial statements for the quarterly periods ended June 30, 2006 and September 30, 2006 each as filed on Form 10-Q (the “2nd and 3rd Quarter Financials”) as well as the unaudited financial results for the quarter and year-ended December 31, 2006 included in the Company’s earnings release issued on February 22, 2007 (the “Year End Results”) should no longer be relied upon as a result of certain errors discovered subsequent to the issuance of the Year End Results. As of May 4, 2007, the Company’s management and Audit Committee also concluded that the Company’s unaudited financial statements for the quarterly period ending March 31, 2006 filed on Form 10-Q (the “1st Quarter Financials”) should no longer be relied upon as a result of certain errors discovered subsequent to the issuance of the year end results. The Company has identified the matters set forth below which will require changes to the 1st Quarter Financials and the 2nd and 3rd Quarter Financials and unaudited Year End Results. The matters for which changes will be required are:

•

In 2006, the Company recorded net activation and services revenue of approximately $30.7 million and net equipment revenue of $0.1 million related to certain carrier commissions and bonuses which it had deemed collectible. The Company now believes that it was inappropriate to have recorded revenue associated with these matters until such collections are received. The Company will continue its efforts to collect amounts outstanding and will record related receipts as revenue at the time of collection.

•

In 2006, the Company recorded net activation and services revenue of $1.3 million related to cash received from a satellite services provider but for which the satellite services provider later determined that it had paid amounts for which it believed it was not contractually obligated to pay. The Company now believes that this amount will be used to offset future amounts due from the satellite services provider.

•

The Company has identified a deficiency in its process for recording certain fees due from consumers when contracts are canceled within specified time periods or the wireless device is not returned to the Company as is required under the contract with the customer (“Equipment Discount Provisions” or “EDPs”). The Company believes that $2.5 million in revenue originally recorded as being earned and the related accounts receivable amount should be reduced to be reflective of such historical experience without regard to improvements in collections expected in the future from additional collection processes being employed. If the Company ultimately is able to collect on or sell these pools of consumer receivables at a more favorable rate, a gain may be recorded at the time of such collection or sale, subject to the terms of the agreements. The Company has identified a third party marketplace for the sale of its EDP receivables and is actively marketing these assets.

•

The Company has identified an error in the recording of accrued expenses and reserves for consumer product rebates totaling $4.9 million. These amounts should have been recorded as either an expense or reduction to equipment revenue in 2006. The Company believes that $3.3 million of the total adjustment is related to additional expenses for rebates paid to consumers as “goodwill” or “customer accommodation credits” prior to its settlement with the Attorney General of the District of Columbia.

Historically, the consumer product rebate liability has been determined based on actual redemption experience as a percentage of total products rebates issued to customers. Each month, the historical redemption rate is applied to the total amount of potential rebates issued during the month to determine the estimated liability to accrue in the given month. As customers redeem the rebate and the rebate is paid by the Company, the liability is reduced. The liability remains on the Company’s balance sheet until the contractual redemption period has lapsed under the terms and the conditions of the wireless device sale and the Company has distributed the rebate funds to the qualifying recipients. The Company did not change its accounting policy for consumer rebates during the fiscal year.

In the third and fourth quarters of 2006, the Company made payments to certain customers to satisfy customer complaints related to their rebate redemptions even though they may have failed to fully satisfy the contractual terms and conditions to be otherwise eligible to receive the rebate. As these payments were outside of the expense estimation process, they should have been immediately expensed when incurred rather than applied against the rebate liability as other payments made for rebate redemptions made in the ordinary course of our business. The Company refers to payments made under these circumstances as “goodwill” or “customer accommodation credits.” In the course of the restatement efforts, it was noted that approximately $3.3 million of these “goodwill” related payments was erroneously applied against the rebate reserve account rather than being expensed as incurred. This event caused the reserve to be understated as of September 30, 2006 and December 31, 2006.

In addition to the above described event, it was also noted that in estimating the rebate liability at September 30, 2006 and December 31, 2006, the Company miscalculated the number of months that remained subject to rebate redemption in which the contractual redemption period had not expired or qualifying rebates from this period remained unpaid. As a result of this miscalculation, the Company underestimated its rebate reserve by approximately $1.6 million.

•

The Company recorded certain amounts as receivable or as a reduction or accounts payable related $4.0 million of certain handset equipment that has been returned to its equipment vendors for repair and replacement. Subsequent to year-end, the Company determined that it would not collect or receive credit for certain amounts related to these returns. The Company will continue its efforts to collect amounts outstanding and will record related receipts as a reduction of equipment cost of revenue at the time of collection.

•

The Company has identified other accounting adjustments of approximately $2.7 million, net, related to the correction of certain equipment expenses, sales and marketing expenses, general and administrative expenses and depreciation expense associated with the following:

(in millions)
Write-off of long-term assets	$0.9	a
Co-op related cost of revenue and sales and marketing expense	0.8	b
Shared advertising accrual	0.6	c
Accrued Federal Trade Commission rebate consent agreement	0.4	d
Accrued sales and marketing for satellite business unit	0.3	e
Accrued VMC settlement	0.2	f
Accrued price protection credits	0.1	g
Accrued shipping costs	0.1	h
Accrued audit and related fees	(0.6)	i
Depreciation expense	(0.1)	j

Total	$2.7

a.	Amounts relate to an adjustment to write off certain costs capitalized for potential acquisitions that were deemed no longer valid at December 31, 2006;

b.	Amounts relate to an adjustment to reverse specific co-op equipment cost of revenue and sales and marketing expenses for items deemed non-collectible or deemed a duplication error at December 31, 2006;

c.	The Company identified an error regarding a marketing expense of approximately $1.2 million that should have been recorded in the quarter and year ended December 31, 2005. Of such amount, $0.6 million was recorded in the fourth quarter ended December 31, 2006;

d.	Subsequent to the issuance of the Year End Results, the Company entered into a consent agreement with the Federal Trade Commission. At that time, the Company was able to estimate that approximately $0.4 million of rebates would be paid to customers for which rebates had previously been denied. Prior to the consent agreement, the Company was unable to reasonably estimate the amounts to be paid;

e.	As a result of the negotiation of an amendment to an operating agreement with the provider of satellite television services which was completed and signed subsequent to the issuance of the Year End Results but including certain activity completed in 2006, the Company determined it had incurred an additional $0.3 million of sales and marketing expense under the terms and conditions of the amended agreement;

f.	Subsequent to the issuance of the Year End Results, the Company entered into an agreement to settle a dispute regarding amounts owed under the asset purchase agreement with VMC Satellite, Inc. Such dispute was pending as of December 31, 2006. As a result of the agreement, the Company accrued $0.2 million of additional general and administrative expense;

g.	Amounts relate to an adjustment for the over-accrual of price protection credits during 2006;

h.	Amounts relate to an adjustment for under-accrued shipping costs identified subsequent to the issuance of the Year End Results;

i.	Amounts relate to an adjustment to reverse over-accrued audit and related fees in fiscal year 2006 that were incurred in fiscal year 2007; and

j.	Amounts relate to an adjustment for amounts that were over-depreciated prior to December 31, 2006.

The Company has amended the previously filed Forms 10-Q containing the 1st Quarter Financials and the 2nd and 3rd Quarter Financials and the Form 10-K containing the year end results with an aggregate impact greater than anticipated at the time of the Company’s original April 2, 2007 Form 8-K filing and at the time of the Company’s amendment on Form 8-K/A filed on May 4, 2007. The Company increased its previously reported net loss to reflect an aggregate net loss of $63.7 million for the year. The Company has filed its restated financial statements contained in Form 10-Q/A for the quarterly periods ended March 31, 2006, June 30, 2006, and September 30, 2006, as well as its Annual Report on Form 10-K on June 1, 2007.

Additionally, the Company has identified six material weaknesses in its internal controls over financial reporting. At the entity level, management identified a material weakness in its control environment because it lacked a sufficient number of employees with appropriate levels of knowledge, expertise and training in the application of generally accepted accounting principles in certain groups. At the transactional level, due to the lack of sufficient personnel, the Company was unable to properly perform certain accounting procedures in a timely manner relating to the recording of carrier commissions. Additionally, the Company inappropriately recorded receivables from the carriers that were not supported by historical experience. Also, the Company identified a material weakness in its process for recording revenue relating to EDPs as well as a material weakness due to a failure within the Company to effectively communicate information to its finance department necessary to record certain marketing expenses on a timely basis. Finally, the Company did not utilize an appropriate methodology for recording consumer product rebates. The Company was required to provide the assessment of the effectiveness of the Company’s internal control structure and procedures for financial reporting at the time it filed its Annual Report on Form 10-K for the fiscal year ended December 31, 2006. Management has taken certain actions to remediate the material weaknesses described above based on an evaluation of the accounting staffing, systems, policies and procedures relating to revenue recognition. Our efforts to remediate deficiencies surrounding the levels of our staffing and related levels of expertise may take some time to remediate over the next several quarters.

Fiscal Year 2005

In addition to the issues with respect to 2006 discussed above, the Company has identified an error regarding a marketing expense of approximately $1.2 million that should have been recorded in the fourth quarter and year ended December 31, 2005. Of that amount, $0.6 million was recorded in the fourth quarter ended December 31, 2006. If it had been properly recorded, such additional expense would have increased the Company’s net loss for the fourth quarter ended December 31, 2005 from approximately $24.8 million to approximately $26.0 million. As a result of this new disclosure, on May 1, 2007, the Company’s management and Audit Committee concluded that the Company’s audited financial statements for the fiscal year ended December 31, 2005 should no longer be relied upon. Subsequent to May 1, 2007, the Company has determined that the $1.2 million was not material both individually and in the aggregate with all other errors identified to the 2005 financial statements and the correction of these errors in the 2006 financial statements was not material to the 2006 financial statements, taken as a whole. As such, our results for fiscal year 2005 were not restated and these errors were corrected in the 2006 financial statements.

The Company’s management and its Audit Committee have discussed the matters described in this Amendment No. 2 to Form 8-K/A with Grant Thornton LLP, the Company’s independent registered public accounting firm.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INPHONIC, INC.

By:	/s/ DAVID A. STEINBERG
Name:	David A Steinberg
Title:	Chairman and Chief Executive Officer

Date: August 10, 2007